Exhibit 99.1

FLO CORPORATION

RISK FACTORS

DECEMBER 23, 2008

You should consider each of the following factors as well as the other information in our annual report on Form 10-K for the year ended December 31, 2007, in our quarterly reports on Form 10-Q for the quarters ended March 31, 2008, and June 30, 2008, and in other reports and documents we file with the SEC in evaluating our business and our prospects. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of the following risks actually occur, our business and financial results could be harmed and we may be required to reduce the scope of, or cease, our operations. You should also refer to the other information set forth in the periodic and current reports we file with the SEC, including our financial statements and the related notes.

We may not obtain necessary additional financing for our operations.

We believe that our currently available funds, including the proceeds from the first closing of the issuance of our Series A and Series B debentures, will only be sufficient to meet our anticipated cash needs through January 31, 2009. We need to raise additional funds through a combination of the issuance of equity or debt securities, revenues from operations or other sources of financing in the near future. Under the terms of the debenture purchase agreement, we may issue Series A and Series B debentures in up to two additional closings. The optional second closing may be for an aggregate subscription amount of up to $5,429,730, up to $450,000 of which shall be for cash consideration, and the final closing may be for an aggregate subscription amount of up to $5,429,730, less the aggregate subscription amount of any optional second closing. The final closing is required to take place on or before March 23, 2009. However, the purchasers’ obligation to complete the additional closings are subject to the satisfaction or waiver of certain conditions set forth in the debenture purchase agreement, including the condition that we receive at least one executed letter of intent with respect to the sale of certain of our assets on or prior to the final closing.

We do not have a credit line or other borrowing facility to fund our operations. Other than the potential to receive up to an additional $450,000 in proceeds through the issuance of additional Series A and Series B debentures, we do not currently have any arrangements in place for future financings and may not be able to secure sufficient financing on favorable terms, or at all. Our failure to raise sufficient funds to support our operations would harm our financial condition and future prospects and could cause us to reduce the scope of or discontinue our operations. In addition, any future equity or convertible debt financing will likely cause immediate and substantial dilution to new and existing stockholders.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Since our inception through June 30, 2008, we have accumulated net losses of approximately $24.2 million and have continued to accumulate net losses since June 30, 2008. During the period when we operated as a division and wholly-owned subsidiary of Saflink, our operations were financed through contributed capital from Saflink. During the six months ended June 30, 2008, we financed our operations primarily from the issuance of our 12% senior convertible notes and prior to that cash and cash equivalents and working capital as of December 31, 2007, which resulted from proceeds of the issuance of debt and equity securities during 2007. In the quarter ended June 30, 2008, our average monthly negative cash flow from operating and investing activities was approximately $300,000, and we anticipate that such negative cash flows may increase materially as we work to expand our smart card technology and solutions into markets other than the Registered Traveler market, including travel and non-travel markets such as venues and events where access for participants can be expedited. Due to our recurring losses from operations and net capital deficiency, our auditors have found that there is substantial doubt about our ability to continue as a going concern.

If we do not pay our obligations under the Series A and Series B debentures by March 31, 2009, the holders could foreclose their security interest and liquidate all of our assets.

On December 23, 2008, we issued Series A and Series B 15% original issue discount senior secured debentures, due on the earlier of March 31, 2009, or the date of our sale of any of our assets. We issued the Series A debentures for cash consideration in an aggregate amount of approximately $152,280 in principal. We issued the Series B debentures in exchange for 25% of the principal and accrued but unpaid interest payable under certain of our outstanding 12% Senior Convertible Promissory Notes, for an aggregate amount of approximately $1,952,835. Each Series B debenture has a principal amount equal to 25% of the outstanding principal plus accrued but unpaid interest on the exchange of the 12% Senior Convertible Promissory Note, multiplied by 1.1765. Interest on the Series A and Series B debentures accrues at a rate of 15% per annum and is payable in cash on the maturity date. Our obligations under the Series A and Series B debentures are secured by all of our assets. We will need to seek additional funds through the issuance of equity or debt securities or other sources of financing to pay our obligations under the Series A and Series B debentures when they become due and payable. Because our obligations under the debentures are secured by all of our assets, if we default under the terms of the debentures the holders may be able to foreclose their security interest and liquidate all of our assets. This would cause our operations to cease.

The Registered Traveler program may not be accepted by consumers and businesses as a viable retail offering.

In July 2008, the TSA announced that Registered Traveler programs are no longer limited to the initial 20 airports in which the program previously operated and that, while the TSA would continue to set security standards for the Registered Traveler program and to oversee airlines and airports to ensure compliance with those standards, the TSA would no longer set other standards for registered traveler applicants or conduct security threat assessments of them. In addition, beginning in July 2009, service providers will no longer be required to accept all valid Registered Traveler cards at all locations, but only to verify and recognize revocation of each other’s cards. The TSA will no longer require service providers to guarantee interoperability, and the private sector must determine how to address the acceptance of Registered Traveler cards, including the possibility of transfer fees. In light of these and other developments related to the travel industry, the general economic downturn and other expedited security lane programs, the Registered Traveler program may not be accepted by consumers and businesses as a viable retail offering. Because we have targeted the Registered Traveler program to grow our business, a failure by consumers or businesses to accept the Registered Traveler program will severely harm our business.

We may not successfully expand our smart card technology and solutions into new markets.

We are working to expand our smart card technology and solutions into other markets to provide preferred access for members, including travel and non-travel markets such as venues and events where access for participants can be expedited. For example, we recently announced agreements with the Washington Redskins and Baltimore Ravens football teams under which we agreed to provide access to faster entrance to the teams’ respective stadiums through specially marked and dedicated stadium gates. We do not have experience providing our solutions in these markets, and we do not know how its particular risks may affect our operations or financial results over time. Entering into a new market may involve numerous risks, including, among others, difficulties in effectively marketing to purchasers, difficulties in identifying and implementing optimal operational practices, difficulties in negotiating contracts specific to the new market, diversion of management’s time and attention from other business concerns and unanticipated costs. In addition, as we pursue this expansion, we anticipate that our historically negative cash flows may increase materially. We may not achieve the expected benefits of entering into this new market in the near term, or at all. Our failure to successfully expand into these markets could harm our business and future prospects. Even if we are successful in entering into contracts to offer our solution in these markets, the costs we incur in doing so could significantly harm our business, financial condition and future prospects.

Our business may never generate sufficient revenue to cover our operating expenses.

We have expected our principal source of revenue to consist of a portion of the annual fees individual travelers enrolling with us will pay to participate in the Registered Traveler program. However, the revenues generated from our Registered Traveler business to date have not been material, and, consequently, we have incurred net losses and negative cash flows since inception. We may never be able to generate adequate revenues from our Registered Traveler business or other business in travel or non-travel markets such as venues and events where access for participants can be expedited to cover our operating expenses or achieve profitability. If we are not able to generate significant revenues from our smart card technology and solutions, or if we incur substantial additional expenses related to our business before we earn associated revenues, we may not have adequate resources to continue to operate.

Declines or disruptions in the travel industry, including those caused by general economic downturns, may negatively impact our revenues and seriously harm our business.

Our revenues may increase or decrease with the level of travel activity. Travel-related accidents, bad weather and increased fuel prices, which make travel more expensive or more difficult, may reduce demand for travel services. Negative economic conditions may also decrease demand for travel services. A decrease in demand for travel services could impact our revenues and adversely affect our results of operations. If such a decrease continued for a long period of time, our financial condition could be significantly harmed.

We may not be able to establish and maintain strategic relationships with travel services, technology, and other companies, or our current relationships with these companies may weaken.

Our business will depend on our ability to establish and maintain strategic relationships with credentialing, security, access control, travel services, political lobbying, and corporate and consumer marketing companies. Many of our strategic relationships currently consist of non-binding letters of understanding that contemplate future agreements that would contain specific obligations of the respective parties and would set forth the financial terms of the relationships. We may not be able to establish such future agreements on terms that are satisfactory to us or at all, and any arrangements that we enter into may not result in the type of collaborative relationship with the third party that we are seeking. Further, these third parties may not regard their relationship with us as important to their own business operations and may not perform their obligations as agreed. If we are unable to establish and maintain satisfactory strategic relationships, our ability to implement a smart card technology solution may be significantly impaired and our financial condition adversely effected.

We may not be able to compete successfully with other expedited security lane programs.

We may face competition from airlines that offer expedited security lanes for first-class fliers, for elite fliers who travel a minimum number of miles annually, or under other incentive programs. For instance, Northwest Airlines offers express security checkpoint services to its elite WorldPerks members at 20 airports. Several other airlines have offered similar programs to their elite fliers. While the Registered Traveler program is intended to identify passengers who pose a minimal security risk and then to provide those passengers with access to faster and simpler processing at airport security checkpoints, many travelers may not perceive a significant benefit to becoming a registered traveler if airlines can expedite them through security lanes quickly. In addition, while we believe the target market for our solution is a broader group of business travelers, airlines may appeal to such travelers by offering expedited security lanes to a broad group of executive-class, business-class, or certain economy-class fliers. Similarly, the TSA has recently instituted self-select lanes, also known as “black diamond lanes,” at numerous airports in an effort to help speed travelers through security lanes. Self-select lanes are comprised of a series of lanes designated by signage that directs passengers based on their travel needs and knowledge, including lanes for families or beginning travelers who may require additional attention, casual travelers, and expert travelers who know TSA rules and arrive a checkpoints ready to go through them efficiently. Participation in self-select lanes is voluntary and free of charge to the traveler, and the TSA has reported that expert lanes have seen an average of 21% increase in throughput (with some as high as 40%). If the Registered Traveler program is unable to distinguish itself from the expedited security lanes that airlines may provide or the TSA’s self-select lanes, our business, results of operation and financial condition could be materially impacted.

We cannot provide meaningful historical information that you can use to evaluate our business and potential for future success.

We are a newly-organized entity that, until January 2008, was a subsidiary of Saflink Corporation, or Saflink (now known as IdentiPHI, Inc.). FLO Corporation itself has a very limited operating history that commenced in March 2007, and there is very limited financial information that can be used reliably to evaluate our business and prospects. Although our senior management founded, developed and oversaw the Registered Traveler business of Saflink that we acquired, that business has a limited operating history and there is no meaningful historical operating or financial information about us or that business that you can use to evaluate our business and prospects. You must consider the risks and uncertainties frequently encountered by new or early-stage businesses in rapidly evolving markets. We have incurred and will likely continue to incur significant operating losses and generate negative cash flow from operating activities. We may be unable ever to generate an overall profit or to reach profitability on a sustained basis.

We may not be able to compete successfully in the Registered Traveler market against current and potential competitors.

We face intense competition in both the Registered Traveler and travel services markets. Our primary competitors include Verified Identity Pass, Inc. and Vigilant Solutions. Many of our competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. For instance, Verified Identity Pass currently operates its Registered Traveler program at multiple U.S. airports. Although we recently completed our acquisition of Unisys’s rtGO Registered Traveler business, we are continuing to roll out our rtGO solution following the Unisys transaction and we may not be able to compete effectively with these competitors. In addition, as the market evolves there may be smaller competitors that can respond more rapidly to changes in the market. For instance, in July 2008, the TSA announced that Registered Traveler programs are no longer limited to the initial 20 airports in which the program previously operated, that the TSA will no longer set standards for registered traveler applicants or conduct security threat assessments of them, and that in July 2009 service providers will no longer be required to guarantee interoperability of Registered Traveler cards, which may remove barriers to entry for competitors. Our competitors may also be able to adapt more quickly to new or emerging technologies and standards or changes in customer requirements or devote greater resources to the promotion and sale of their products. Furthermore, we may face competition from airlines that offer expedited security lanes for first-class fliers, for elite fliers who travel a minimum number of miles annually, or under other incentive programs. If we are unable to compete successfully with existing and potential competitors in the Registered Traveler market, our ability to implement our Registered Traveler solution and our business will suffer.

We may be unable to keep up with rapid technological change in the biometric technology and smart card markets.

Our future success will depend upon our ability to keep pace with the developing biometric technology and smart card market and to integrate new technology into our smart card solution and introduce new products and product enhancements to address the changing needs of the marketplace. Various technical problems and resource constraints may impede the development, production, distribution and marketing of our smart card products and services. More advanced or alternate technology employed by competitors and unavailable to us could give our competitors a significant advantage. It is possible that products and services developed by our competitors will significantly limit the potential market for our smart card products and services or render our products and services obsolete.

Government regulation and legal uncertainties associated with the Registered Traveler program could hurt our business and future prospects.

The Registered Traveler program is currently supported and overseen by the TSA. The TSA has stated that Registered Traveler solutions will only need to be interoperable among participating airports and air carriers until July 2009, after which service providers will only be required to verify and recognize revocation of each other’s cards and may impose transfer fees on the cards of competitors. Numerous U.S. airports are participating in the Registered Traveler Interoperability Consortium, or RTIC, which is working to establish common technical and business processes required for a national Registered Traveler program. However, not all such processes have been established yet, including whether any transfer fees may be charged or the amount of such fees, resulting in uncertainty regarding the implementation of interoperability usage. Any technical or business processes or practices established by RTIC may impose additional burdens on us. In addition, although private industry has been tasked with the responsibility of crafting specifications and guidelines for this program, it is possible that a number of laws and regulations may be adopted with respect to Registered Traveler, covering issues such as user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development of the market for Registered Traveler may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business in this space. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

We may be unsuccessful in protecting, or incur significant costs in defending, our intellectual property and other proprietary rights.

Our success depends, in large part, on our ability to protect our intellectual property and other proprietary rights. We rely primarily on trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect our intellectual property and other proprietary rights. However, our technology is not patented, we do not currently intend to seek patents for any of our technology and in the future we may be unable or may not seek to obtain patent protection for our technology. Moreover, existing U.S. legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide us with any competitive advantages and may be challenged by third parties. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property or otherwise gaining access to our technology. Unauthorized third parties may try to copy or reverse engineer our products or portions of our products or otherwise obtain and use our intellectual property. Moreover, many of our employees have access to our trade secrets and other intellectual property. Although we have entered into non-disclosure and non-competition agreements with all of our employees, if one or more of these employees leave us to work for one of our competitors, then they might disseminate this proprietary information, which may as a result damage our competitive position. If we fail to protect our intellectual property and other proprietary rights, then our business, results of operations or financial condition could be materially harmed.

The failure of our network infrastructure could result in unanticipated expenses and prevent users from effectively utilizing our services.

Our success will depend upon the capacity, reliability and security of our network infrastructure. We must continue to expand and adapt our network infrastructure as the number of users and the amount of information at risk increases, and to meet changing customer requirements. The expansion and adaptation of our network infrastructure will require substantial financial, operational and management resources. We may be unable to expand or adapt our infrastructure to meet additional demand or our customers’ changing requirements on a timely basis, at a commercially reasonable cost, or at all. If we fail to expand our network infrastructure on a timely basis or adapt it either to changing customer requirements or to evolving industry standards, our business could be significantly impacted.

In addition, our operations depend on our ability to protect our network infrastructure against damage from fire, earthquakes, floods, mudslides, power loss, telecommunications failures and similar events. Despite our precautions, the occurrence of a natural disaster or other unanticipated problem at our network operations center or co-location centers (sites at which we will locate routers, switches and other computer equipment which make up the backbone of our network infrastructure) could cause interruptions in our services. The failure of our telecommunications providers to provide our required data communications capacity as a result of a natural disaster, of operational disruption or for any other reason could also cause interruptions in our services. Any damage or failure that causes interruptions in our operations could have a material adverse effect on our business, financial condition and results of operations.

Any compromises of the security measures we use to protect the highly sensitive biometric and other information we collect could be catastrophic to our business.

In addition to financial and biographic information, we will collect highly sensitive biometric information, such as fingerprints and iris scans, from participating travelers. We will rely on encryption and authentication technology to provide secure transmission of confidential information, but these security measures may be compromised or the confidential information may be stolen or unintentionally disclosed by us or other parties. The failure to prevent theft or unintended disclosures of confidential information or compromises of our security may disrupt our business, damage our reputation and expose us to regulatory action or private litigation and liability. A party that is able to circumvent our security measures could misappropriate sensitive or proprietary information or materials, interrupt our systems, or otherwise damage our reputation or the property of our customers. If unauthorized parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our systems or products, we may receive negative publicity, incur liability to our customers or suffer termination of client contracts. We may be required to expend significant capital and other resources to protect ourselves against the threat of security breaches or to alleviate problems caused by these breaches. Protective or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced. We expect to obtain errors and omissions and professional liability insurance in part to address these risks, but we have not yet obtained such coverage and it may be insufficient to cover losses and liabilities that may result from theft or unintended disclosures of confidential information or security breaches. If any such theft or unintended disclosure of confidential information or compromise of our security were to occur, it could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on a small number of individuals.

Much of our future success depends on the continued service and availability of our senior management and other members of our executive team. These individuals have acquired specialized knowledge and skills with regards to the Registered Traveler industry. The loss of any of these individuals could severely harm our business. Our business is also highly dependent on our ability to retain, hire and motivate talented, highly skilled personnel. Experienced personnel in the Registered Traveler industry are in high demand and competition for their talents is intense. If we are unable to successfully attract, retain and motivate key personnel, our business may be severely harmed.

The interests of our significant stockholders may be different than your interests.

SXJE LLC owns approximately 20.91% of our outstanding voting securities. Entities affiliated with Enable Capital, LLC together own approximately 14.28% of our outstanding voting securities. Lyrical Opportunity Partners II LP and its affiliate Lyrical Opportunity Partners II Ltd. together own approximately 13.38% of our outstanding voting securities. In addition, any of Midsummer Ventures, LP, Vicis Capital Master Fund, Forum Partners, International RAM Associates, LLC, Melleos Onshore Fund LLC and entities affiliated with Soundpost Partners, LP could acquire significant holdings of our voting securities through the exercise of warrants held by them or the conversion of senior convertible notes or shares of Series B preferred stock held by them. The interests of these stockholders may be different than your interests.

Our stock price may be volatile, and you may not be able to resell shares of our common stock at or above the price you paid.

There could be significant volatility in the volume and market price of our common stock, and this volatility may continue in the future. Our common stock is quoted on the OTCBB and there is a greater chance for market volatility for securities that trade on the OTCBB as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of “bid” and “ask” quotations and generally lower trading volume. In addition, the trading prices of our common stock could be subject to significant fluctuations in response to, among other factors, variations in operating results, developments in the industries in which we do business, general economic conditions, changes in securities analysts’ recommendations regarding our securities and our performance relative to securities analysts’ expectation for any quarterly period. Such volatility may adversely affect the market price of the common stock.

A significant number of shares of our common stock are or will be eligible for sale in the open market, which could reduce the market price for our common stock and make it difficult for us to raise capital.

As of December 23, 2008, 2,784,649 shares of our common stock were outstanding, and approximately 1,793,118 of such shares were freely tradable. In addition, there were a total of 19,884,647 shares of our common stock issuable upon conversion of outstanding shares of preferred stock, 9,370,640 shares of our common stock issuable upon conversion of outstanding convertible notes and 25,668,756 shares of our common stock issuable upon exercise of additional outstanding warrants. The issuance of a large number of additional shares of our common stock upon the conversion of outstanding shares of preferred stock, the exercise of outstanding warrants, or the conversion of outstanding notes would cause substantial dilution to existing stockholders and could decrease the market price of our common stock due to the sale of a large number of shares of common stock in the market, or the perception that these sales could occur. These sales, or the perception of possible sales, could also impair our ability to raise capital in the future.

Because our common stock is considered a “penny stock,” a stockholder may have difficulty selling shares in the secondary trading market.

Our common stock is subject to certain rules and regulations relating to “penny stock” (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain “sales practice requirements” for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional “accredited investors”), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as our common stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for us to raise capital in the future through sales of equity in the public or private markets.

9